Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-157341, 333-157338, 333-88354, 333-49669, and 333-88328) of Hill-Rom Holdings, Inc. of our report dated April 27, 2012 relating to the consolidated financial statements of Aspen Surgical Products Holding, Inc. and Subsidiaries, which appears in the Current Report on Form 8-K of Hill-Rom Holdings, Inc. dated July 23, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Chicago, Illinois October 5, 2012